Exhibit 1.1

Legg Mason, Inc.

20,000,000 Equity Units
(Initially Consisting of 20,000,000 Corporate Units)

Underwriting Agreement

May 6, 2008

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

As Representatives of the several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

Legg Mason, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for which Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), an aggregate of 20,000,000 Equity Units of the Company (the “Firm Securities”) and, at the election of the Underwriters, up to an aggregate of 3,000,000 additional Equity Units (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).  Each Equity Unit will have a stated amount of $50.00 and initially consist of (i) a stock purchase contract (each, a “Purchase Contract”) under which the holder will agree to purchase and the Company will agree to sell on June 30, 2011 (the “Settlement Date”), subject to acceleration in connection with any early settlement of such Purchase Contract pursuant to the provisions of the Purchase and Pledge Agreement (as defined below), for a price of $50.00 per Security, a number of shares of common stock (the “Issuable Common Stock”) of the Company, par value $0.10 per share (the “Common Stock”), determined pursuant to the terms of the Purchase and Pledge Agreement and (ii) a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount senior note due June 30, 2021 (the “Notes”).

A holder’s ownership interest in the Notes initially will be pledged to secure such holder’s obligation to purchase the Issuable Common Stock on the Settlement Date, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement (the “Purchase and Pledge Agreement”), to be dated as of the First Time of Delivery (as defined herein), among the Company, The Bank of New York, as collateral agent (the “Collateral Agent”), custodial agent (the “Custodial Agent”) and securities intermediary (the “Securities Intermediary”), and The Bank of New York, as stock purchase contract agent (the “Stock Purchase Contract Agent”).

The Purchase Contracts will be issued pursuant to the Purchase and Pledge Agreement. The Purchase Contracts together with the related Notes are herein referred to as the “Corporate Units.”

A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.

The Notes will be issued pursuant to the Indenture, as amended by Supplemental Indenture No. 1, each to be dated as of the First Time of Delivery (the “Indenture”), between the Company and The Bank of New York as trustee (the “Trustee”).

Pursuant to a remarketing agreement (the “Remarketing Agreement”) to be entered into among the Company, the Purchase Contract Agent and a reset agent and remarketing agent to be designated by the Company (together, the “Remarketing Agent”), the Notes will be remarketed, subject to certain terms and conditions.

The “Component Securities” means, collectively, the Purchase Contracts, the Notes and the Issuable Common Stock.

The terms and rights of any particular issuance of Securities (including the Component Securities) shall be as specified in (i) the Indenture or (ii) the Contract and Pledge Agreement (each document listed in clauses (i) through (ii), together with the Remarketing Agreement, each, a “Securities Agreement” and collectively, the “Securities Agreements”).

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An automatic shelf registration statement (as defined in Rule 405) on Form S-3 (File No. 333-150653) (the “Initial Registration Statement”) in respect of the Securities and the Component Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder; the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to the Representatives, and excluding exhibits to the Initial Registration Statement, became effective upon filing; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the

Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives  expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)            (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(g)           (i) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer”;

(h)           The Company has been duly incorporated or organized and is validly existing in good standing under the laws of the State of Maryland with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”);

(i)            Except as would not result in a Material Adverse Effect, each of the Company’s subsidiaries: (i) has been duly incorporated or organized, (ii) is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business;

(j)            Except as would not result in a Material Adverse Effect, (A) all the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and (B) except as may be otherwise set forth in the Pricing Disclosure Package and the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interest, mortgage, pledge, lien, encumbrance or claim;

(k)           The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus; the capital stock of the

Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

(l)            The Indenture has been duly authorized by the Company and, at the Time of Delivery will have been duly executed and delivered by the Company; at the Time of Delivery, when validly executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and at the Time of Delivery, the Indenture will be qualified under and conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

(m)          The Notes have been duly authorized by the Company and, at the Time of Delivery will have been duly executed and delivered by the Company; at the Time of Delivery, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Transaction Documents (as defined below), the Notes will be valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture pursuant to which the Notes are to be issued;

(n)           The Securities have been duly authorized by the Company and, at the Time of Delivery will have been duly executed and delivered by the Company; at the Time of Delivery, when executed and authenticated in accordance with the provisions of the Purchase and Pledge Agreement and delivered to and paid for in accordance with the terms of the Transaction Documents, the Securities will be valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions;

(o)           The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase and Pledge Agreement, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus or to any amended or supplemented description of the

Issuable Common Stock contained in a then effective report or registration statement filed pursuant to the Exchange Act; and the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights;

(p)           The Purchase and Pledge Agreement has been duly authorized by the Company and, at the Time of Delivery, will be validly executed and delivered by the Company; at the Time of Delivery, when validly executed and delivered by the Company and the other parties thereto, the Purchase and Pledge Agreement will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions;

(q)           The Remarketing Agreement has been duly authorized by the Company and, at the Time of Delivery, will be duly executed and delivered by the Company; and the Remarketing Agreement will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

(r)            The Company has the full right, power and authority to execute and deliver each of this Agreement, the Notes, the Securities and each Securities Agreement (collectively, the “Transaction Documents”) to which it is a party and perform its respective obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(s)           The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Description of the Notes” and “Certain Provisions of the Purchase Contract and Pledge Agreement”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “United States Federal Income Tax Consequences” and under the caption “Underwriting”, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(t)            There is no franchise, contract or document which is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus to be filed as exhibits thereto which has not been so described and filed as required;

(u)           This Agreement has been duly authorized, executed and delivered by the Company;

(v)           The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated by the Transaction Documents, except the filing of this Agreement on a Report on Form 8-K or such as have been already obtained or will have been obtained by the Company under the Act prior to the First Time of Delivery and such as may be required by the Company under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus;

(x)            Neither the sale of the Securities nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their assets, properties, or operations; except in the cases of clause (i) (solely with respect to the Company’s subsidiaries) and clauses (ii) through (iii) as would not result in a Material Adverse Effect;

(y)           The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; and the selected financial data and the summary financial information included in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement;

(z)                                   There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or before any arbitrator, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary that (i) could reasonably be expected to result in a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect;

(aa)                            The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of its operations as presently conducted;

(bb)                          Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) except as set forth in the Pricing Disclosure Package and the Prospectus, any statute, law, rule, regulation, judgment, order or decree of any Federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties; except, in the case of clauses (i) (with respect to subsidiaries only) (ii) or (iii), for any such violations or default that would not have a Material Adverse Effect;

(cc)                            PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm within the meaning of the Act and the rules and regulations thereunder;

(dd)                          Each of the Company and the subsidiaries listed on Schedule III hereto (the “Significant Subsidiaries”) has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto); the Company does not have any significant subsidiaries as defined by Rule 1-02 of Regulation S-X that are not listed on Schedule II;

(ee)                            The Company and its subsidiaries, as an entity, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that could reasonably be expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and the Company and each such subsidiary believes that it will be able to renew its existing insurance coverage as and when such coverage expires, should it elect to do so, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(ff)                                No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Pricing Disclosure Package and the Prospectus and except as would not reasonably be expected to result in a Material Adverse Effect;

(gg)                          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting;

(hh)                          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act;

(ii)                                  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(jj)                                  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act or otherwise;

(kk)                            The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(ll)                                  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA;

(mm)                      Except as would not have a Material Adverse Effect, there is and has been no failure on the part of the Company, or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(nn)                          The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business, taken as a whole, as now conducted; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(oo)                          Neither the Company nor any of its subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file or to be so in compliance would not, individually and in the aggregate, have a Material Adverse Effect. No deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually and in the aggregate, have a Material Adverse Effect;

(pp)                          The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

(qq)                          The Company has not taken, and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities;

(rr)                                The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a future commission merchant or any or all of the foregoing, as applicable; each of the Company’s subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(ss)                            The Company is not a party as an investment advisor or distributor to any investment advisory agreement or distribution agreement; each of the investment advisory agreements and distribution agreements to which any of the Company’s subsidiaries is a party is a valid and legally binding obligation of such subsidiary which is a party thereto and complies with the applicable provisions of the Investment Advisers Act of 1940, as amended, except for any failures to be so valid and legally binding and in compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of the Company’s subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(tt)                                The Company does not sponsor any funds; each fund sponsored by any of the Company’s subsidiaries (a “Fund” or the “Funds”) and which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act and the securities of each fund have been issued and sold in accordance with applicable law, except for any failures to be so registered or otherwise comply with applicable law that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(uu)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(vv)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Representatives on behalf of the Underwriters.

2.                                       Subject to the terms and conditions herein set forth, the Company (a) agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $48.50 per Corporate Unit, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractions) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase, at their election, on or prior to the 13th calendar day immediately following, and including, the First Time of Delivery (as defined in Section 4 hereof), up to 3,000,000 Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of Securities in excess of the aggregate number of Firm Securities.  Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company setting forth the number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the later of (x) the First Time of Delivery and (y) the second business day after the date of such notice, and unless the Representatives and the Company otherwise agree in writing, no later than ten business days after the date of such notice.

3.                                       Upon the authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day)

funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the accounts specified by the Representatives at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 12, 2008, or at such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase the Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at such time and date at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters:

(a)                                  To prepare the Prospectus in a form reasonably acceptable to the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery without the Representatives’ consent which shall not be unreasonably withheld; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed; to prepare a final term sheet, containing solely a description of the Securities, in a form reasonably acceptable to the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities or the Component Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and the Component Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  To furnish the Underwriters with copies of the Prospectus as then amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time either (i) any event shall have occurred or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, (ii) if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ to file such document in a form reasonably acceptable to the Representatives and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request, of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the

Representatives request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Securities or the Common Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the Representatives’ prior written consent, other than: (i) in connection with an acquisition; (ii) pursuant to employee or non-employee director stock option or other benefit plans existing on the date of this Agreement; (iii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; or (iv) upon the exercise or termination of those certain OTC warrant confirmations, entered into by the Company on January 14, 2008 with each of JPMorgan Chase Bank, National Association; Merrill Lynch Financial Markets, Inc.; Goldman, Sachs & Co.; and Bank of America, N.A.;

(f)                                    To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(g)                                 To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Issuable Common Stock; and

(h)                                 To cause the Corporate Units to be listed on the New York Stock Exchange within 30 days of the First Time of Delivery.

6.                                       (a)                                  (i)                                     The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                                  each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)                               any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Component Securities under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Component Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Stock Purchase

Contract Agent and the Remarketing Agent and their respective agents and the fees and disbursements of their respective counsel in connection with the Transaction Documents and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                       The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives reasonable satisfaction;

(b)                                 Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs with respect to the validity of the Securities and the Component Securities, the Pricing Disclosure Package and the Prospectus and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  The Company shall have requested and caused Shearman & Sterling LLP, counsel for the Company, to have furnished to the Representatives its written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A-1 hereto;

(d)                                 The Company shall have requested and caused Thomas Merchant, Deputy General Counsel for the Company, or other counsel of the Company satisfactory to the Representatives to have furnished to the Representatives his written opinion, dated such

Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A-2 hereto;

(e)                                  On the date of the Prospectus at the Applicable Time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (a form of letter to be delivered at the Applicable Time is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)                                    Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case, is in the Representatives judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the persons listed on Schedule IV, in the form set forth in Annex II hereto; and

(j)            The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the absence of any Material Adverse Effect since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto) except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto), as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

(k)           The Company shall have furnished to you, at the Applicable Time and at each Time of Delivery, a certificate dated as of such date and signed by the chief financial officer of the Company, to the effect set forth in Annex III.

9.             (a)           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in forfeiture by the indemnifying party of substantial rights and defenses.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnifying party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnifying party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may arrange for the Representatives or another party or other parties, subject to the approval of the Company in its sole discretion, to purchase such Securities on the terms contained herein.  If within twenty-four hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of twenty-four hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives  opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof or as a result of the failure of any condition set forth in Section 8(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any Underwriter on behalf of the Representatives as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives as the Representatives at Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, Attention: Global Origination Counsel Group; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on you part as to the authority of the signers thereof.

Very truly yours,

Legg Mason, Inc.

By:	/s/ Jeff Nattans
	Name:	Jeff Nattans
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:
Citigroup Global Markets Inc.

By:	/s/ Douglas Adams
	Name:	Douglas Adams
	Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Tram Nguyen
	Name:	Tram Nguyen
	Title:	Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.	8,000,000	9,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,000,000	9,200,000
Goldman, Sachs & Co.	1,110,000	1,276,500
J.P. Morgan Securities Inc.	1,110,000	1,276,500
Banc of America Securities LLC	1,110,000	1,276,500
BNY Mellon Capital Markets, LLC	335,000	385,250
Deutsche Bank Securities Inc.	335,000	385,250
Total	20,000,000	23,000,000

S-I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(b)	Additional Documents Incorporated by Reference:

S-II-1

SCHEDULE III

Certain Subsidiaries

Western Asset Management Company

Legg Mason Capital Management, Inc.

Private Capital Management, L.P.

ClearBridge Advisors, LLC

Permal Group Ltd.

Royce & Associates, LLC

Legg Mason Partners Fund Advisor, LLC

S-III-1

SCHEDULE IV

Raymond A. Mason

Charles J. Daly, Jr.

Mark R. Fetting

Peter L. Bain

EXHIBIT A-2

Form of Opinion of Deputy General Counsel of the Company

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.             The Company (a) has the corporate power to execute, deliver and perform the Transactions Documents and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under the Transaction Documents.

3.             The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

4.             Except as would not result in a Material Adverse Effect, all of the outstanding capital stock of each of the Significant Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the knowledge of such counsel, is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any perfected security interest, and any other security interest, claim, lien or encumbrance.

5.             The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus; and the certificates for the Common Stock are in valid and sufficient form.

6.             The shares of Common Stock issuable upon settlement of each Purchase Contract have been duly authorized, and when issued upon settlement of each Purchase Contract, all such Issuable Common Stock will be validly issued, fully paid and nonassessable and the issuance of the Common Stock will not be subject to any preemptive or similar rights.

7.             To the knowledge of such counsel, there is not pending or threatened any action, suit, proceeding, by or before any court or governmental agency, authority or body of any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Pricing Disclosure Package and the Prospectus, and to the knowledge of such counsel, there is no franchise, contract or other documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required, which might reasonably be expected to result in a Material Adverse Effect.

8.             The Registration Statement has become effective under the Securities Act; any required filing of the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

9.             To the knowledge of such counsel, no consent, approval, authorization, filing with, or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated by the Transaction Documents, except such as have been obtained by the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended, and such as may be required by the Company under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Corporate Units by the Underwriters in the manner contemplated in the Transactions Documents and in the Prospectus and such other approvals as have been obtained.

10.           Neither the consummation by the Company of any of the transactions contemplated in the Underwriting Agreement, the Indenture, the Contract and Pledge Agreement or the Remarketing Agreement, nor the fulfillment by the Company of the terms of such documents will conflict with result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (a) the Company’s Articles of Incorporation or By-Laws, (b) the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to the knowledge of such counsel, to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries of is subject (excluding any conflict, breach, violation or imposition that would not reasonably be expected to result in a Material Adverse Effect), or (c) order of any court, regulatory body, administrative agency, governmental body, arbitrator or their authority to the knowledge of such counsel, any law, statute, rule, regulation or decree applicable to the Company having jurisdiction over the Company or its subsidiaries or any of its or their respective properties.

ANNEX I-A

[Form of Comfort Letter]

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

ANNEX I-B

[Form of Bringdown Comfort Letter]

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

[Form of Bringdown Comfort Letter to be agreed]

ANNEX II

[Form of Lock-Up Agreement]

Legg Mason, Inc.

Lock-Up Agreement

May 6, 2008

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

Re:  Legg Mason, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), with Legg Mason, Inc., a Maryland corporation (the “Company”), providing for an offering of equity units (the “Equity Units”) of the Company pursuant to a Registration Statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”).  Each Equity Unit will have a stated amount of $50.00 and initially consist of (i) a stock purchase contract (each, a “Purchase Contract”) under which the holder will agree to purchase and the Company will agree to sell on June 30, 2011, subject to acceleration in connection with any early settlement of such Purchase Contract pursuant to the provisions of the Purchase and Pledge Agreement (as defined in the Underwriting Agreement), for a price of $50.00 per Equity Unit, a number of shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), determined pursuant to the terms of the Purchase and Pledge Agreement and (ii) a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount senior note due June 30, 2021.

In consideration of the agreement by the Underwriters to offer and sell the Equity Units, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date hereof, the undersigned will not, without the prior written consent of the Representatives on behalf of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the restrictions contained in this letter shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that (A) the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (B) such gift is a charitable donation to a tax exempt organization in an amount of 5% or less of the Common Stock owned at the date hereof by the undersigned, (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value, (iii) transfers or sales of shares of Common Stock for the payment of exercise costs (including taxes) in respect of any purchase of Common Stock pursuant to stock options granted pursuant to existing employee benefit plans or director compensation plans of the company, (iv) sales under 10b-5(1) plans established prior to the date hereof or (v) sales of up to 250,000 shares of Common Stock in the aggregate by Messrs. Raymond A. Mason, Charles J. Daly, Jr., Mark R. Fetting and Peter L. Bain.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

If for any reason the Underwriting Agreement shall be terminated prior to the First Time of Delivery (as defined in the Underwriting Agreement), this Lock-Up Agreement shall likewise be terminated.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX III

CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, Senior Vice President, Chief Financial Officer of Legg Mason, Inc. (the “Company”), hereby certifies pursuant to Section 8(m) of that certain Underwriting Agreement dated May 6, 2008 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representatives of the underwriters named therein, that as of the date hereof:

1) I have reviewed the Company’s Pricing Disclosure Package and Prospectus.  The information presented therein under the heading “Recent Developments” with regard to the Company’s results of operations for the fiscal year and quarter ended March 31, 2008 has been accurately derived from the information listed in paragraph 3), below.

2) I have reviewed the Company’s Form 8-Ks filed on March 7, 2008 and March 31, 2008, in each case including Exhibits 99.1 and 99.2 thereto (the “Interim 8-Ks”). The financial information presented in the Interim 8-Ks has been accurately derived from the information listed in paragraph 3), below.

3) I, or people under my direction, have compared each item marked on the attached copy of the Prospectus or the Interim Form 8-Ks with the amount included in:

a) the Company’s accounting records or on a schedule or report prepared by the Company from its accounting records, with respect to each item marked with an “A”;

b) a schedule or report prepared by the Company from its other internal records, with respect to each item marked with a “B”; or

c) a schedule prepared by one or more fund managers or fund accounting agents, in each case with respect to funds managed by Subsidiaries of the Company, with respect to those items marked with a “C”

and found them to be in agreement.

4) No facts have come to my attention that have caused me to believe that the financial data presented in the Prospectus or the Interim Form 8-Ks has not been prepared in accordance with generally accepted accounting principles on a basis substantially consistent with that of the consolidated financial statements of the Company and its subsidiaries audited by PricewaterhouseCoopers LLP and included in the Company’s Form 10-K for the year ended March 31, 2007.

Defined terms used in this Certificate but not defined herein are used with the meanings given in the Underwriting Agreement.

[signature page follows]

In witness whereof, I have executed this certificate this         day of May, 2008.

By:
	Name:	Charles J. Daley
	Title:	Senior Vice President,Chief Financial Officer